SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                               September 22, 2008

                           AIR INDUSTRIES GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Delaware                           000-29245                          20-4458244
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State of                          Commission                        IRS Employer
Incorporation                     File Number                        I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors; Election of Directors.

(b) On September 22, 2008, Louis A. Giusto submitted his resignation as a director of our company.

Mr. Giusto had been a director since we completed our acquisition of Air Industries Machining, Corp. in 2005. Mr. Giusto is not resigning as a result of any differences regarding our direction.

(d) On September 22, 2008, our Board of Directors appointed Michael N. Taglich as Chairman of the Board. James A. Brown, formerly our Non-Executive Chairman of the Board, continues to serve as a director.

Mr. Taglich is President and Chairman of Taglich Brothers, Inc., a securities firm with headquarters in New York City and an office on Long Island.

Taglich Brothers, Inc. acted as placement agent for the sale of our series B convertible preferred stock in April and May of 2007 and our junior subordinated notes in June of 2008. For acting as placement agent of our series B convertible preferred stock, we paid Taglich Brothers, Inc., a sales commission of $641,840, representing 8% of the gross proceeds of that offering, plus $25,000 in reimbursement of its actual and reasonable out-of-pocket expenses, including fees and expenses of its counsel. We also issued to Taglich Brothers, Inc. warrants to purchase 2,900,574 shares of our common stock, representing 10% of the number of shares into which the series B convertible preferred stock may be converted. These warrants, which may be exercised over a period of five years, have an initial per share exercise price of $0.305 and allow a "cashless exercise." For acting as placement agent of our junior subordinated notes, we paid Taglich Brothers, Inc. a fee of $20,000 in cash plus 200,000 shares of our common stock (which we valued at approximately $40,000), as well as reimbursement of approximately $25,000 of out-of-pocket expenses.

Taglich Brothers, Inc. has agreed to assist us in obtaining up to an additional $3,000,000 of private financing, the proceeds of which will be used to provide us with additional working capital, and to obtain the conversion of our outstanding junior subordinated notes into the securities to be issued in our effort to raise up to $3,000,000. In connection with that proposed financing, we have agreed to pay Taglich Brothers, Inc. a fee of 10% of the amount of new money raised and 8% of the amount of junior subordinated notes converted into the securities to be offered. Such fee will be paid in kind with securities identical to those to be issued in the offering. In addition, we have granted Taglich Brothers, Inc. the right to designate a total of three nominees for election to our Board of Directors, including Michael N. Taglich.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2008

                                       AIR INDUSTRIES GROUP, INC.


                                       By: /s/ Peter D. Rettaliata
                                           -------------------------------------
                                           Peter D. Rettaliata
                                           President and Chief Executive Officer